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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement (File No. 333-79899), Form S-8 Registration Statement (File No. 333-29045), Form S-3 Registration Statement, as amended (File No. 333-34309), Form S-8 Registration Statement (File No. 2-79563), Form S-8 Registration Statement (File No. 33-46109), Form S-8 Registration Statement (File No. 33-46110), Form S-8 Registration Statement (File No. 33-48124), Form S-8 Registration Statement (File No. 33-59947) and Form S-8 Registration Statement (File 59945).


                                                  ARTHUR ANDERSEN  LLP


Philadelphia, Pennsylvania
March 29, 2000